As filed with the Securities and Exchange Commission on May 18, 2012

Registration No. 333-173420

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	5194	98-0468420
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9530 Main Street

Clarence, New York 14031

(716) 270-1523

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Joseph Pandolfino

Chief Executive Officer

9530 Main Street

Clarence, New York 14031

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas L. James, Esq.

Foley & Lardner LLP

3000 K Street NW, Suite 600

Washington, DC 20007

(202) 672-5300

Pursuant to undertakings contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed for the purpose of terminating the registration with respect to 4,632,534 shares of the Registrant's common stock which remained unsold at the termination of the offering.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clarence, State of New York, on May 18, 2012.

22nd CENTURY GROUP, INC.

By: /s/ Joseph Pandolfino

Joseph Pandolfino

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Pandolfino Joseph Pandolfino	Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2012
/s/ C. Anthony Rider C. Anthony Rider	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer )	May 18, 2012
/s/ Henry Sicignano, III Henry Sicignano, III	President, Secretary and Director	May 18, 2012
/s/ Joseph A. Dunn, Ph.D Joseph A. Dunn, Ph.D	Director	May 18, 2012
/s/ James W. Cornell James W. Cornell	Director	May 18, 2012